Exhibit 99.1

Nuvectis Pharma, Inc. Reports Second Quarter 2022 Financial Results and Business Highlights

•	NXP800 Phase 1a Dose-Escalation Study Progressing as Planned, Commencement of Phase 1b Expansion Study Expected in Q1 2023

•	NXP800 IND Cleared by the U.S. FDA, U.S. and U.K. Sites Now Participating in the Clinical Program

•	NXP900 IND-Enabling Work Progressing as Planned, Expected Completion by Year-End 2022

•	Recently Completed Private Placement Extends Cash Runway into H2 2024

August 5, 2022, Fort Lee, NJ - Nuvectis Pharma, Inc (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a biopharmaceutical company focused on the development of novel therapies for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the second quarter of 2022 and provided an update on recent business progress.

“Nuvectis has made excellent progress this year towards its goal of becoming a leading precision medicine company with a robust, novel pipeline to treat unmet needs in oncology” said Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis. “The NXP800 Phase 1a dose-escalation study is proceeding as planned with the start of the Phase 1b expansion phase expected in Q1 2023. With the U.S. Food and Drug Administration’s (“FDA”) clearance of the NXP800 Investigational New Drug Application (“IND”), we now have clinical sites in the United States participating in the clinical program in addition to sites in the United Kingdom. We also look forward to sharing updates on new potential target indications, in addition to ovarian clear cell and ovarian endometrioid carcinoma, later this year.”

Mr. Bentsur continued: “The body of evidence supporting the therapeutic potential of NXP900 continues to grow, and we are pleased with the recent preclinical data demonstrating robust activity of NXP900 in a xenograft model of Group 4 Medulloblastoma, a disease that affects mostly pediatric patients. We expect to complete the IND enabling studies by the end of this year.”

Mr. Bentsur concluded: “The closing of a private placement earlier this month, coupled with our careful attention to spending, is expected to extend our cash runway into H2 2024. Based on the excellent second quarter progress, while leveraging our experienced team and expanded cash resources, I believe Nuvectis is well-positioned to potentially generate meaningful proof of concept data on its pipeline programs over the next year and beyond."

Second Quarter Highlights

NXP800 (our potentially first-in-class Heat Shock Factor 1 ("HSF1") pathway inhibitor): The Phase 1a dose escalation portion of the Phase 1 clinical program of NXP800 is ongoing and the Phase 1b dose expansion study is expected to begin in Q1 2023.

•	The IND for NXP800 was cleared by the FDA, including the Phase 1 clinical trial protocol which is now enrolling patients in both the United States and the United Kingdom. Additional preclinical studies to identify new target indications for NXP800 are ongoing.

•	An overview of the NXP800 drug discovery program was presented at the 2022 American Association for Cancer Research (“AACR”) Conference in the “New Drugs on The Horizon” oral session. The presentation included details on the unique program that led to the selection of NXP800 as a clinical candidate and on ovarian clear cell carcinoma and endometrioid ovarian carcinoma as the lead target indications.

NXP900 (our novel, selective SRC/YES1 kinase inhibitor): IND-enabling studies for NXP900 are ongoing with expected completion by the end of 2022.

•	Robust anti-cancer activity was demonstrated in a preclinical model of Group 4 Medulloblastoma (data presented at the European Society for Paediatric Oncology (“SIOPE”) Brain Tumor Group meeting in Hamburg, Germany).

•	Preclinical data on NXP900 was presented at the 2022 AACR Conference. The presentation included data demonstrating that NXP900 is potent against cancer cells of squamous origin (prevalent in lung, head and neck, cervical, skin and esophageal malignancies) and the identification of mutations that are associated with NXP900 sensitivity.

Financing

In August 2022, the Company completed a private placement raising approximately $15.9 million in gross proceeds which is expected to extend the cash runway into H2 2024.

Second Quarter 2022 Financial Results

Cash, cash equivalents, and short-term investments were $13.6 million as of June 30, 2022, compared to $5.7 million as of December 31, 2021. The increase of $7.9 million was primarily a result of the Company’s initial public offering in February 2022.

Research and development expenses were $2.5 million for the three months ended June 30, 2022, compared to $4.2 million for the three months ended June 30, 2021, a decrease of $1.7 million. The reduction in research and development expenses is primarily attributed to the payment of the NXP800 license fee in 2021. Research and development expenses for the second quarter 2022 included $0.3 million in non-cash expenses.

General and administrative expenses were $1.1 million for the three months ended June 30, 2022, compared to $1.7 million for the three months ended June 30, 2021, a decrease of $0.6 million. The reduction in general and administrative expenses is primarily attributed to a reduction in professional and consulting fees. General and administrative expenses for the second quarter 2022 included $0.2 million in non-cash expenses.

The Company's net loss was $3.6 million for the three months ended June 30, 2022, compared to $5.9 million for the three months ended June 30, 2021, a decrease of $2.4 million. Net loss for the second quarter of 2022 included $0.5 million in non-cash expenses as well as $0.5 million in non-recurring expenses.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for serious conditions of unmet medical need in oncology. The Company is currently developing two drug candidates: NXP800, a clinical-stage HSF1 pathway inhibitor currently in a Phase 1 study in patients with advanced solid tumors, and NXP900, a novel SRC/YES1 kinase inhibitor currently in preclinical development with IND-enabling studies ongoing.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. For example, we are using forward-looking statements when we discuss the intended use of net proceeds from the private placement. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, estimates, and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements is subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements regarding the preclinical data generated to date with and the preclinical and clinical expectations for NXP800 and NXP900. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in the 2021 Form 10-K filed with the Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact:

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

CONDENSED BALANCE SHEETS

(USD in thousands, except per share and share amounts)

(unaudited)

	June 30,	December 31,
	2022	2021
Assets
CURRENT ASSETS:
Cash and cash equivalents	13,572	5,742
Other current assets	666	91
TOTAL CURRENT ASSETS	14,238	5,833

Deferred offering costs	—	824
TOTAL ASSETS	14,238	6,657

Liabilities, Redeemable Convertible Preferred Shares and Stockholders’ Equity (Deficit)

Accounts payables	1,434	1,058
Payable offering costs	341	824
Accrued liabilities	790	395
Employee compensation and benefits	173	142
TOTAL CURRENT LIABILITIES	2,738	2,419
TOTAL LIABILITIES	2,738	2,419

COMMITMENTS AND CONTINGENCIES, see Note 3
REDEEMABLE CONVERTIBLE PREFERRED SHARES:
Convertible preferred A stock, $0.00001 par value – Zero and 6,630,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively. As of June 30, 2022 all issued and outstanding preferred A stock was converted to common stock. As of December 31, 2021, 5,012,280 preferred A stock shares were issued and outstanding.	—	15,246

STOCKHOLDERS’ EQUITY (DEFICIT), see Note 4:
Common Stock, $0.00001 par value – 60,000,000 and 12,870,000 shares authorized as of June 30, 2022 and December 31, 2021, respectively 12,717,794 and 4,505,514 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	*	*
Additional paid in capital	30,912	1,892
Notes received for common shares	—	(*)
Accumulated deficit	(19,412)	(12,900)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	11,500	(11,008)
TOTAL LIABILITIES, REDEEMABLE COVERTIBLE PREFERRED SHARES AND STOCKHOLDERS’ EQUITY (DEFICIT)	14,238	6,657

*	Represents an amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(USD in thousands, except per share and share amounts)

(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2022	2021	2022	2021
OPERATING EXPENSES:
RESEARCH AND DEVELOPMENT	2,505	4,245	4,310	4,245
GENERAL AND ADMINISTRATIVE	1,068	1,693	2,208	1,716

OPERATING LOSS	(3,573)	(5,938)	(6,518)	(5,961)
FINANCE INCOME	4	—	6	—

NET LOSS	(3,569)	(5,938)	(6,512)	(5,961)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(3,569)	(5,938)	(6,512)	(5,961)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING, see Note 6	(0.28)	(1.43)	(0.59)	(1.48)
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	12,717,794	4,155,661	10,984,090	4,027,124